EXHIBIT 99.1

FOR MORE INFORMATION, CONTACT:
David H. Hoster II, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2009 RESULTS

FOURTH QUARTER 2009 RESULTS

•	Funds from Operations of $19.7 Million or $.75 Per Share, a Decrease of 11.8% Compared to the Same Quarter Last Year
•	Net Income Available to Common Stockholders of $5.7 Million or $.22 Per Share
•	Same Property Net Operating Income Decline of 5.6% With and Without Straight-Line Rent Adjustments
•	90.0% Leased, 89.4% Occupied
•	Paid 120th Consecutive Quarterly Cash Dividend – $.52 Per Share
•	Interest and Fixed Charge Coverages of 3.3x

YEAR 2009 RESULTS

•	Funds from Operations of $80.6 Million or $3.14 Per Share, a Decrease of 4.8% Compared to 2008
•	Net Income Available to Common Stockholders of $26.7 Million or $1.04 Per Share
•	Same Property Net Operating Income Decline of 4.3%; 4.0% Decrease Without Straight-Line Rent Adjustments
•	$53 Million Invested in Development and Acquisitions
•	Six Development Projects With Estimated Costs to Complete of $5.5 Million at Year-End
•	Paid Annual Cash Dividends of $2.08 Per Share
•	Total Capital Raised of $125.6 million
•	Issued 1,600,000 Shares of Common Stock With Net Proceeds of $57.6 Million
•	Completed a $67 Million Mortgage at 7.5% Fixed Interest Rate With a 10-Year Term
•	Sold a Property for $1 Million
•	Reduced Floating Rate Bank Debt by $20.7 Million
•	Interest and Fixed Charge Coverages of 3.5x
•	No Debt Maturities in 2010
•	Bank Line Capacity of $133 Million as of December 31, 2009

JACKSON, MISSISSIPPI, February 10, 2010 - EastGroup Properties, Inc. (NYSE-EGP) announced today the results of its operations for the three months and year ended December 31, 2009.

David H. Hoster II, President and CEO, stated, “We are pleased to report that funds from operations for the fourth quarter met the mid-point of guidance and that occupancy increased 50 basis points to 89.4% at December 31 as compared to the end of the third quarter.  We expect occupancy to decline in the first quarter of 2010 due to several large move-outs and lease terminations but to then improve in each subsequent quarter of the year.”

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2009, funds from operations (FFO) was $.75 per share compared to $.85 per share for the same period of 2008, a decrease of 11.8% per share.  Property net operating income (PNOI) decreased 2.1% primarily due to a decrease in PNOI of $1,711,000 from same property operations, offset by additional PNOI of $681,000 from newly developed properties and $311,000 from 2008 and 2009 acquisitions.

Same property operating results decreased 5.6% for the quarter with and without straight-line rent adjustments.  Rental rates on new and renewal leases (4.5% of total square footage) decreased an average of 4.4% for the quarter; rental rates decreased 10.4% without straight-line rent adjustments.

For the year ended December 31, 2009, FFO was $3.14 per share compared with $3.30 for 2008, a decrease of 4.8% per share.  PNOI increased 0.8% mainly due to additional PNOI of $4,479,000 from newly developed properties and $1,218,000 from 2008 and 2009 acquisitions, offset by a decrease of $4,843,000 from same property operations.

For the year, same property operating results decreased 4.3%; 4.0% without straight-line rent adjustments.  Rental rates on new and renewal leases (19.3% of total square footage) decreased an average of 5.3%; rental rates decreased 10.1% without straight-line rent adjustments.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of FFO and PNOI to Net Income, the most directly comparable GAAP financial measure, are presented in the attached schedule “Reconciliations of Other Reporting Measures to Net Income.”

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.22 for the three months ended December 31, 2009, compared to $.34 for the same period of 2008.  Diluted EPS was $1.04 for the year ended December 31, 2009, compared to $1.30 for 2008.  EastGroup recognized gain on sales of real estate, gain on sales of securities, and a gain on involuntary conversion totaling $3.0 million ($.12 per share) during the year ended December 31, 2008.

PROPERTY ACQUISITIONS AND SALES

During 2009, EastGroup acquired two multi-tenant, business distribution complexes with a total of five buildings for $17.7 million.  Arville Distribution Center contains 142,000 square feet and is located in Las Vegas, Nevada, a new market for the Company.  Interstate Distribution Center V, VI and VII, with a total of 226,000 square feet, are located in Dallas, Texas, and are either adjacent to or across the street from existing EastGroup assets.

Subsequent to year-end, EastGroup closed on the acquisition of two business distribution buildings containing 193,000 square feet in Charlotte, North Carolina, for $5.3 million.  The buildings, which have been renamed Commerce Park 2 and 3, are located in the city’s southwest submarket and increase the Company’s ownership in Charlotte to over 1.8 million square feet.  The buildings are currently 87% occupied by nine customers and are projected to generate an annualized 11.7% yield at their current occupancy and rents.

Also subsequent to year-end, the Company acquired Ocean View Corporate Center, a three-building, multi-tenant business distribution complex in San Diego, California, for $17 million.  Located in the Otay Mesa submarket, Ocean View contains 274,000 square feet and is presently 87% occupied by 14 customers.  The property is expected to generate an annualized yield of 9.6% at its current occupancy and rents.  This acquisition increases EastGroup’s ownership in the south San Diego market to 465,000 square feet.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

Mr. Hoster commented, “Our January acquisitions represent our third and fourth new investments in the last nine months and bring our total to 835,000 square feet and approximately $40 million over that period.  We are optimistic that we will begin to see an increasing number of attractive investment opportunities over the balance of 2010.”

In December, EastGroup sold Butterfield Trail (Building G), a vacant 62,000 square foot warehouse in El Paso, Texas, for $979,000 and recognized a small gain.

DEVELOPMENT

At December 31, 2009, EastGroup’s development program consisted of six properties.  These properties contain 447,000 square feet and have a projected total cost of $35.5 million, of which $30.0 million had been spent as of December 31, 2009.  The six properties were collectively 36% leased at December 31, 2009 and 38% leased at February 9, 2010.

In December, the Company purchased the 35.9 acre, second phase of its Sand Lake development land in Orlando, Florida, for $4.9 million.  The acquisition increased this land holding to 130 acres with a total investment of $15.7 million.

During the fourth quarter, EastGroup began construction on a 20,000 square foot expansion at Arion 8 in San Antonio, Texas, to accommodate the growth of an existing customer.  This project has a projected total cost of $1.9 million and a projected stabilized yield of 10.4%.  There are currently no other planned development starts.

Also during the quarter, the Company transferred 12th Street Distribution Center to the real estate portfolio.  This property, which is located in Jacksonville, Florida, contains 150,000 square feet and is currently 100% leased.

During 2009, EastGroup transferred 12 development properties to the real estate portfolio as detailed below:
Real Estate Properties Transferred from Development in 2009	Size	Date Transferred	Cost	Percent Leased at 2/9/10
	(Square feet)		(In thousands)

40th Avenue, Phoenix, AZ	90,000	01/01/09	$6,715	100%
Wetmore II, Building B, San Antonio, TX	55,000	02/01/09	3,790	55%
Beltway Crossing VI, Houston, TX	128,000	04/01/09	6,426	50%
World Houston 28, Houston, TX	59,000	04/24/09	4,590	100%
Oak Creek VI, Tampa, FL	89,000	05/01/09	5,657	84%
Southridge VIII, Orlando, FL	91,000	06/01/09	6,771	100%
Techway SW IV, Houston, TX	94,000	06/01/09	6,174	100%
SunCoast III, Fort Myers, FL	93,000	07/01/09	6,955	0%
Sky Harbor, Phoenix, AZ	264,000	08/01/09	25,328	51%
World Houston 26, Houston, TX	59,000	08/01/09	3,590	100%
World Houston 29, Houston, TX	70,000	08/08/09	4,909	100%
12th Street, Jacksonville, FL	150,000	11/23/09	5,171	100%
Total Developments Transferred	1,242,000		$86,076

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DIVIDENDS

EastGroup paid cash dividends of $.52 per share of common stock in the fourth quarter of 2009, which was the 120th consecutive quarterly cash distribution to the Company’s common shareholders.  The Company’s dividend payout ratio to funds from operations was 66% for the year.  The annualized dividend rate of $2.08 per share yielded 5.9% on the closing stock price of $35.54 on February 9, 2010.

FINANCIAL STRENGTH AND FLEXIBILITY

During the fourth quarter, EastGroup issued additional new common equity and continued to achieve strong debt ratios.  Debt-to-total market capitalization was 40.3% at December 31, 2009.  For the quarter, EastGroup had interest and fixed charge coverage ratios of 3.3x.  For the year, the Company’s interest and fixed charge coverage ratios were 3.5x.  Total debt at December 31, 2009 was $692.1 million comprised of $602.9 million of fixed rate mortgage debt and $89.2 million of floating rate bank debt.

In the fourth quarter, EastGroup completed its continuous equity program by issuing 717,020 shares of common stock at an average price of $38.59 per share.  During the year, EastGroup issued 1,600,000 shares of common stock at an average price of $36.48 per share with net proceeds to the Company of $57.6 million.  The purpose of the equity program was to better position the Company for growth through future acquisitions while maintaining a strong balance sheet.

EastGroup has revolving credit facilities of $200 million and $25 million, of which $133 million was available to borrow as of December 31, 2009.  These credit facilities mature in 2012.  The Company has no debt maturities that require balloon payments in 2010.

OUTLOOK FOR 2010

FFO per share for 2010 is estimated to be in the range of $2.75 to $2.95.  Diluted EPS for 2010 is estimated to be in the range of $.66 to $.86.  The table below reconciles projected net income to projected FFO.

	Low Range		High Range
	Q1 2010	Y/E 2010	Q1 2010	Y/E 2010
	(In thousands, except per share data)
Net income available to common stockholders	$4,773	17,712	5,845	23,073
Depreciation and amortization	13,979	55,911	13,979	55,911
Funds from operations available to common stockholders	$18,752	73,623	19,824	78,984

Diluted shares	26,802	26,805	26,802	26,805

Per share data (diluted):
Net income available to common stockholders	$0.18	0.66	0.22	0.86
Funds from operations available to common stockholders	$0.70	2.75	0.74	2.95

The following assumptions were used:

•	Average occupancy of 85% to 89% for the year.
•	Same property NOI decrease of 3.25% to 5.75% for the year.
•	Operating property acquisitions in addition to the $22.3 million mentioned above of $40 million with $20 million on July 1, 2010 and $20 million on October 1, 2010.
•	No dispositions during the year.
•	No development construction starts during the year.
•	Termination fees, net of bad debt, of $.04 per share for 2010.
•	Floating rate bank debt at an average rate of 1.2% for the year.
•	New fixed rate debt of $65 million on October 1, 2010 at 6.25%.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  property net operating income (PNOI), defined as income from real estate operations less property operating expenses (before interest expense and depreciation and amortization), and funds from operations available to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO as defined by the Company refers to FFO available to common stockholders as it excludes dividends on preferred stock.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Thursday, February 11, 2010, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-800-862-9098 (conference ID EastGroup) or by webcast through a link on the Company's website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, February 11, 2010.  The telephone replay will be available until Thursday, February 18, 2010, and can be accessed by dialing   1-800-839-3613.  Also, the replay of the webcast can be accessed through a link on the Company's website at www.eastgroup.net and will be available until Thursday, February 18, 2010.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available by request by calling the Company at 601-354-3555, or by accessing the report in the Reports section of the Company’s website at www.eastgroup.net.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the acquisition, development and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona and California.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space for location sensitive customers primarily in the 5,000 to 50,000 square foot range.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio currently includes 28 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

EASTGROUP PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008

REVENUES
Income from real estate operations	$42,755	43,865	172,273	168,255
Other income	20	16	81	248
	42,775	43,881	172,354	168,503
EXPENSES
Expenses from real estate operations	12,334	12,786	50,259	47,259
Depreciation and amortization	14,055	12,775	53,953	51,144
General and administrative	2,098	2,198	9,071	8,547
	28,487	27,759	113,283	106,950

OPERATING INCOME	14,288	16,122	59,071	61,553

OTHER INCOME (EXPENSE)
Equity in earnings of unconsolidated investment	75	77	320	316
Gain on sales of non-operating real estate	8	8	31	321
Gain on sales of securities	-	-	-	435
Interest income	73	104	302	293
Interest expense	(8,665)	(7,714)	(32,520)	(30,192)
INCOME FROM CONTINUING OPERATIONS	5,779	8,597	27,204	32,726

DISCONTINUED OPERATIONS
Income (loss) from real estate operations	(25)	-	(139)	10
Gain on sales of real estate investments	29	-	29	2,032
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	4	-	(110)	2,042

NET INCOME	5,783	8,597	27,094	34,768
Net income attributable to noncontrolling interest in joint ventures	(105)	(164)	(435)	(626)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.	5,678	8,433	26,659	34,142

Dividends on Series D preferred shares	-	-	-	1,326
Costs on redemption of Series D preferred shares	-	-	-	682

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$5,678	8,433	26,659	32,134

BASIC PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.22	0.34	1.04	1.23
Income (loss) from discontinued operations	0.00	0.00	0.00	0.08
Net income available to common stockholders	$0.22	0.34	1.04	1.31

Weighted average shares outstanding	26,208	24,923	25,590	24,503

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.
Income from continuing operations	$0.22	0.34	1.04	1.22
Income (loss) from discontinued operations	0.00	0.00	0.00	0.08
Net income available to common stockholders	$0.22	0.34	1.04	1.30

Weighted average shares outstanding	26,327	25,059	25,690	24,653

AMOUNTS ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Income from continuing operations	$5,674	8,433	26,769	30,092
Income (loss) from discontinued operations	4	-	(110)	2,042
Net income available to common stockholders	$5,678	8,433	26,659	32,134

Dividends declared per common share	$0.52	0.52	2.08	2.08

EASTGROUP PROPERTIES, INC.
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
RECONCILIATIONS OF OTHER REPORTING MEASURES TO NET INCOME:

Income from real estate operations	$42,755	43,865	172,273	168,255
Expenses from real estate operations	(12,334)	(12,786)	(50,259)	(47,259)

PROPERTY NET OPERATING INCOME (PNOI)	30,421	31,079	122,014	120,996

Gain on sales of securities	-	-	-	435
Equity in earnings of unconsolidated investment (before interest and depreciation)	190	194	783	787
Interest income	73	104	302	293
Other income	20	16	81	248
General and administrative expense (1)	(2,098)	(2,198)	(9,071)	(8,547)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	28,606	29,195	114,109	114,212

Income (loss) from discontinued operations (before depreciation and amortization)	(17)	18	(88)	158
Interest expense (2)	(8,665)	(7,714)	(32,520)	(30,192)
Interest expense from unconsolidated investment	(82)	(84)	(331)	(339)
Noncontrolling interest in earnings (before depreciation and amortization)	(158)	(214)	(641)	(827)
Gain on sales of non-operating real estate	8	8	31	321
Dividends on Series D preferred shares	-	-	-	(1,326)
Costs on redemption of Series D preferred shares	-	-	-	(682)

FUNDS FROM OPERATIONS (FFO) AVAILABLE TO COMMON STOCKHOLDERS	19,692	21,209	80,560	81,325

Depreciation and amortization from continuing operations	(14,055)	(12,775)	(53,953)	(51,144)
Depreciation and amortization from discontinued operations	(8)	(18)	(51)	(148)
Depreciation from unconsolidated investment	(33)	(33)	(132)	(132)
Noncontrolling interest depreciation and amortization	53	50	206	201
Gain on sale of depreciable real estate investments	29	-	29	2,032

NET INCOME AVAILABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	5,678	8,433	26,659	32,134

Dividends on Series D preferred shares	-	-	-	1,326
Costs on redemption of Series D preferred shares	-	-	-	682

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.	$5,678	8,433	26,659	34,142

DILUTED PER COMMON SHARE DATA FOR INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC.:
Income from continuing operations	$0.22	0.34	1.04	1.22
Income (loss) from discontinued operations	0.00	0.00	0.00	0.08
Net income available to common stockholders	$0.22	0.34	1.04	1.30

Funds from operations available to common stockholders	$0.75	0.85	3.14	3.30

Weighted average shares outstanding for EPS and FFO purposes	26,327	25,059	25,690	24,653

(1) Net of capitalized development costs of $430 and $816 for the three months ended December 31, 2009 and 2008, respectively; and $1,439 and $3,717 for the twelve months ended December 31, 2009 and 2008, respectively.

(2) Net of capitalized interest of $1,142 and $1,902 for the three months ended December 31, 2009 and 2008, respectively; and $5,856 and $6,946 for the twelve months ended December 31, 2009 and 2008, respectively.